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                                                                    EXHIBIT 23.2
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Tut Systems, Inc. 1999 Nonstatutory Stock Option Plan of our reports dated January 13, 1999 with respect to the financial statements and financial statement schedule of Tut Systems, Inc. for the year ended December 31, 1998 included in Registration Statement on Form S-1 (File No. 333-60419), filed with the Securities and Exchange Commission.


/s/ PricewaterhouseCoopers LLP

San Jose, California

December 13, 1999